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                                                                    Exhibit 2.3



                                    GUARANTEE

         Each of Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VII, L.P.("MBO-VII") and Forstmann Little & Co. Equity Partnership-VI, L.P. ("EP-VI") agrees to cause FLCC Holdings, Inc. (including any assignee of FLCC Holdings, Inc.) to fully perform and observe its covenants and other obligations under the foregoing Agreement and Plan of Merger and shall be entitled to enforce directly any benefit of the Agreement and Plan of Merger accruing to FLCC Holdings, Inc. The foregoing agreement of each of MBO-VII and EP-VI shall terminate at the Closing.

Dated:  January 15, 2001


                                   FORSTMANN LITTLE & CO. SUBORDINATED
                                   DEBT AND EQUITY MANAGEMENT BUYOUT
                                   PARTNERSHIP-VII, L.P.

                                   By: FLC XXIII Partnership,
                                       its general partner


                                       By:  /s/ Sandra J. Horbach
                                          -----------------------
                                           Sandra J. Horbach,
                                           a general partner

                                   FORSTMANN LITTLE & CO. EQUITY
                                   PARTNERSHIP-VI, L.P.

                                   By: FLC XXII Partnership, L.P.,
                                       its general partner


                                       By:  /s/ Sandra J. Horbach
                                          -----------------------
                                           Sandra J. Horbach,
                                           a general partner